UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information.

As previously disclosed, UMH Properties, Inc. (the “Company”) redeemed all of the 9,884,000 issued and outstanding shares of its 6.75% Series C Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series C Preferred Stock”), on July 26, 2022.

After the redemption of the Series C Preferred Stock, the Company’s authorized capital stock currently consists of 154,048,469 shares of Common Stock, par value $0.10 per share; 199,331 shares of 8.0% Series B Preferred Stock, par value $0.10 per share; 3,866,000 shares of 6.75% Series C Preferred Stock, par value $0.10 per share; 9,300,000 shares of 6.375% Series D Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock”), and 3,000,000 shares of excess stock, par value $0.10 per share. As of August 25, 2022, the Company’s outstanding capital stock consists of 55,064,802 shares of Common Stock and 8,608,740 shares of Series D Preferred Stock.

Under the Company’s At-the-Market Sales Agreement with B. Riley Securities Inc. (“B. Riley”) dated July 22, 2020, the Company established a preferred stock at-the-market sales program (the “Preferred ATM Program”) under which the Company was permitted, subject to certain conditions, to offer and sell shares of the Company’s Series C Preferred Stock and/or Series D Preferred Stock, having an aggregate sales price of up to $100 million, through B. Riley, as distribution agent. Sales of shares under the Preferred ATM Program are made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933. Shares sold under the Preferred ATM Program are offered and sold pursuant to the Company’s Prospectus dated June 1, 2020 as supplemented by its Prospectus Supplement dated July 22, 2020. A total of $87.8 million of the Company’s Series C Preferred Stock and Series D Preferred Stock has been sold to date under the Preferred ATM Program since the program was launched in 2020. Although the provisions of the Company’s Charter authorize the Company to issue new shares of Series C Preferred Stock, the Company does not intend to issue any new shares of Series C Preferred Stock. Therefore, a total of $12.2 million in aggregate sales price of Series D Preferred Stock remains eligible for sale under the Preferred ATM Program as of August 25, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Vice President and Chief Financial Officer